UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Rule 14a-101)

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Talend S.A.

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TALEND S.A.

5-7, rue Salomon de Rothschild

92150 Suresnes, France

Combined General Meeting of Shareholders

To Be Held at 2:30 p.m. Paris Time on Monday, July 26, 2021

Explanatory Note

Set forth below is the English version of the convening notice for the combined general shareholders’ meeting of Talend S.A. (the “Company”) that is being sent, on July 9, 2021, to holders of ordinary shares of the Company in accordance with French law.

Free translation from French to English

CONVOCATION

TO THE COMBINED GENERAL

MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 26, 2021

Dear Shareholder,

We are honored to invite you to the Combined General Shareholders' Meeting of Talend to be held on:

Monday, July 26, 2021 at 2:30 pm

At the head office : 5-7 rue Salomon de Rothschild - 92150 Suresnes (France)

Talend S.A.	484 175 252 RCS Nanterre
Société anonyme au capital de 2,608,210.56 €	TVA Intracommunautaire FR 44 48 41 75 252
5-7 rue Salomon de Rothschild,	TALEND.COM
92150 Suresnes, France

Free translation from French to English

WARNING

1)        Within the evolving context of the Covid-19 pandemic and the fight against its spread, the Board of Directors of TALEND, decided, in its meeting held on June 15, 2021, that the General Meeting will be held behind closed doors, without the physical presence of the shareholders and other persons entitled to attend.

This decision is made in accordance with article 4 of ordinance n° 2020-321 of March 25, 2020, as amended by ordinance n°2020-1497 of December 2, 2020, whose effect has been extended to September 30, 2021, by law n° 2021-689 of May 31, 2021.

Shareholders are reminded that they have the possibility to vote without participating physically in the General Meeting and are invited to participate in the General Meeting by voting remotely (vote by mail or give their proxy). Remote voting is the only way available to shareholders for purposes of participating in the General Meeting.

Shareholders are advised that, given the current restrictions on movements, the Company may not be able to receive the mail addressed to the Company and urges shareholders to send all their requests and documents electronically to the following e-mail address: elozzia@talend.com.

No admission cards may be sent to shareholders or their proxies who request them, no questions may be asked during the General Meeting and no new resolutions may be included in the agenda during the General Meeting. We remind you that you may submit your written questions under the conditions provided for by the regulations in force, as detailed below.

It is further noted that the Board of Directors of TALEND has not provided for the implementation of videoconferencing and audioconferencing procedures allowing access to the General Meeting.

TALEND will keep its shareholders informed of any possible change relating to attendance and voting conditions at the General Meeting and, to this end, each shareholder is invited to regularly consult the section dedicated to the General Meeting on the website https://investor.talend.com/shareholder-services/annual-meeting.

2)        Talend being listed on the Nasdaq market and subject to US domestic issuer securities laws requirements, you will find attached to this mailing for the complete information of our shareholders, a copy of our proxy statement.

Free translation from French to English

1.	How to attend the General Meeting ?

The terms and conditions of the participation in the General Meeting presented below take into account the exceptional situation related to the current health crisis and take into account the provisions of ordinance n° 2020-321 of March 25, 2020, as amended by law n° 2021-689 of May 31, 2021, adapting the rules of meeting and deliberation of general shareholders meetings and governing bodies due to the Covid-19 pandemic, and of decree n° 2020-418 of April 10, 2020, as amended by decree n° 2021-255 of March 9, 2021, carrying the implementing measures.

1.1	Pre-requisites to attend the General Meeting

The General Meeting is composed of all the shareholders irrespective of the number of their shares.

Any shareholder may be represented at the General Meeting by another shareholder, by his spouse or by the partner with whom he has entered into a civil solidarity pact.

In accordance with Article R.22-10-28 of the French Commercial Code, the right to participate in the General Meeting is justified by the registration of the securities in the name of the shareholder or the intermediary registered on his behalf (in application of the seventh paragraph of Article L.228-1 of the French Commercial Code), on the second day preceding the General Meeting at midnight, Paris time, i.e. July 22, 2021, at midnight, Paris time, either in the registered share accounts kept by the Company (or its representative) or in the bearer share accounts held by the authorized intermediary.

The registration of the securities in the bearer share accounts kept by the financial intermediaries is recorded by a certificate of participation issued by them (or, where applicable, electronically) under the conditions set out in article R. 22-10-28 of the French Commercial Code (with reference to article R. 225-77 of the same code), in the appendix of the single voting form by mail or by proxy.

A certificate is also issued to the shareholder wishing to participate physically in the General Meeting and who did not receive his admission card on the second day preceding the General Meeting at midnight, Paris time.

1.2	Mode of participation in the General Meeting

In accordance with article 4 of ordinance n° 2020-321, as amended by law n° 2021-689 of May 31, 2021, the Board of Directors decided on June 15, 2021 that the Shareholders' Meeting of July 26, 2021 will exceptionally be held "in camera" at the Company's registered office, 5-7 rue Salomon de Rothschild - 92150 Suresnes, without the physical presence of the shareholders or any other persons entitled to attend.

Therefore the shareholders can choose between one of the following two participation methods:

a)	give proxy to the Chairman of the General Meeting or another shareholder, his/her spouse or the partner with whom he has concluded a civil solidarity pact (article L. 225-106 of the French Commercial Code);

b)	vote by mail.

In accordance with article 7 of decree n° 2020-418 of April 10, 2020, as amended by decree n° 2021-255 of March 9, 2021, and notwithstanding the provisions of article R.225-85, III of the French Commercial Code, when the shareholder has already cast his vote by proxy or requested his admission card or certificate of participation to attend the General Meeting, he/she may choose another mode of participation provided that his/her instruction in that respect arrives to the Company within a timeline compatible with the provisions of the first paragraph of Article R. 225-77 and Article R. 225-80 of the Commercial Code (as amended by decree n° 2020-418 of April 10, 2020). If applicable, the previous instructions received will then be revoked.

Free translation from French to English

1.2.2	Vote by mail or proxy

Due to the current context related to Covid-19 and the uncertain postal deadlines, it is strongly recommended to return the voting forms to the following email address: elozzia@talend.com.

Shareholders who do not personally attend this General Meeting and who wish to vote by mail or be represented by giving a proxy to the Chairman of the General Meeting, to their spouse or partner with whom they have entered into a civil solidarity pact or to another shareholder may:

-	for a registered shareholder: return the single voting form by mail or by proxy, which will be sent to him with the convocation, to the following address: BNP PARIBAS Securities Services – CTO Assemblées Générales – Les Grands Moulins de Pantin 9, rue du Débarcadère – 93761 Pantin Cedex, or by email to the following address: elozzia@talend.com.

-	for a bearer shareholder: request this single voting form by mail or by proxy from the intermediary who manages his/her shares, as from the date of the convening of the General Meeting. The single voting form by post or proxy must be sent with a certificate of participation issued by the financial intermediary to the following address:

BNP PARIBAS Securities Services

CTO Assemblées Générales – Les Grands Moulins de Pantin 9, rue du Débarcadère – 93761 Pantin Cedex.

To be taken into account, postal voting forms must be received by the Company or the General Meeting service of BNP Paribas Securities Services no later than three days before the General Meeting.

Pursuant to the provisions of decree n° 2020-1614 of December 18, 2020 amending decree n° 2020-418 of April 10, 2020, and decree n° 2020-629 of May 25, 2020, the proxy forms indicating the name of the proxy shall be received no later than the 4th day preceding the date of the General Meeting, i.e., July 22, 2021.

The proxy may address his or her voting instructions for purposes of exercising the vote by proxy to the following email address: paris.bp2s.france.cts.mandats@bnpparibas.com, by way of the proxy form mentioned in article R. 225-76 of the French Commercial Code, no later than the 4th day preceding the date of the General Meeting, i.e., July 22, 2021.

Confirmations of appointment or revocations of proxies must be received no later than the day before the General Meeting, i.e. July 25, 2021 (midnight – Paris time).

Free translation from French to English

1.3	Written Questions

Due to the current context related to Covid-19 and the uncertain postal deadlines, it is strongly recommended that you also send requests for the written questions to the following email address: elozzia@talend.com.

Each shareholder has the option to send to the Board of Directors, which will answer in session, the written questions of his choice. Questions must be sent by registered letter with acknowledgment of receipt to the following address 5-7 rue Salomon de Rothschild – 92150 Suresnes or by electronic communication to the following email address: elozzia@talend.com. This mailing must be done no later than the fourth working day preceding the date of the General Meeting. They must be sent with a registration certificate either in the registered securities accounts kept by the Company, or in the bearer securities accounts kept by an intermediary mentioned in article L. 211-3 of the French Monetary and Financial Code.

1.4	Shareholders’ right of communication

Shareholders will be able to obtain, within the legal deadlines, the documents provided for in articles R.225-81 and R.225-83 of the French Commercial Code by request sent to BNP PARIBAS Securities Services – CTO Assemblées Générales – Les Grands Moulins de Pantin 9, rue du Débarcadère – 93761 Pantin Cedex. In this context, shareholders are invited to indicate, in their request, the electronic address to which these documents can be sent so that the Company can validly send them said documents by electronic mail in accordance with article 3 of ordinance n° 2020-321 of March 25, 2020.

You will find attached a template of request for documents.

2.	Summary of the Company’s statutory financial statements for the year ended December 31, 2020

As detailed to the shareholders in the convening notice sent to them in connection with the Annual General Meeting of June 29, 2021, you will find below a presentation of the situation of the Company during the past financial year.

Revenue

During the 2020 financial year, the Company continued its activity of open source data integration software in real time, allowing its customers to analyze and use their data more efficiently, and more generally to improve their strategic decision making and increase their competitive advantage.

In France, revenue for the fiscal year 2020 increased by more than 14% compared to the fiscal year 2019 and amounts to EUR 93,691,327.

Free translation from French to English

Breakdown by activity and geographies is as follows (in Euros):

Breakdown by activity	France / Overseas Departments and Territories	EU and Rest of World	2020	2019
Souscriptions & Support	39,177,450	5,105,972	44,283,423	36,607,973
Consulting	2,364,066	190,358	2,554,424	2,859,799
Training	305,306	99,779	405,085	580,059
Others (travel fees)	420,949	3,960	424,909	696,092
Intercompany	--	46,023,486	46,023,486	41,132,656
Total	42,267,772	51,423,556	93,691,327	81,876,580

Profit analysis

Compared income of the Company is as follows:

Income Analysis	Year ended 31.12.2020	Year ended 31.12.2019
Operating income	(25,316,121)	(11,619.124)
Financial income	(8,862,105)	(38,524)
Loss before income tax and non-operating expenses	(34,178,226)	(11,657,648)
Non-operating profit	169,493	(115,481)
Income tax	(275,825)	(428,400)
NET INCOME	(33,732,908)	(11,344,729)

The operating loss increased by 197 % compared to the 2019 financial year.

Free translation from French to English

Balance sheet analysis

	ASSETS			LIABILITIES
	Year ended	Year ended		Year ended	Year ended
	31.12.2020	31.12.2019		31.12.2020	31.12.2019
Fixed assets	109,345,356	91,536,954	Shareholder's equity	21,991,056	48,013,060

Stock	0	0	Other equity capitql	0	5,674

Other current assets	114,432,248	164,985,816	Provisions for risks	10,336,831	3,222,695

			Liabilities	165,300,622	174,162,061

Adjustment account	12,803,234	7,473,447	Adjustment account	38,952,329	38,592,727

TOTAL ASSETS	236,580,838	263,996,217	TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	236,580,838	263,996,217

The investments for the year represent a total of 18,017,779 euros and break down as follows:

-	Construction : 731,590 euros corresponding to the improvements made within the premises of the Company,

-	Office and computer equipment, furniture: for 1,430,349 euros,

-	Other holdings for 769,525 euros,

-	Receivables attached to equity interests for 15,657,204 euros corresponding to a long-term loan granted to the subsidiary Talend Inc.

-	Increase in the amount of financial fixed assets by 198,636 euros following the increase in the security deposit for the premises in Nantes and the premises in Suresnes.

The change in provision for retirement benefits for the 2020 financial year is 568,959 euros was recorded as:

-	Reversal of provisions for risks and operating expenses for 1,014,439 euros,

-	Allocation to provisions for risks and operating expenses for 1,583,398 euros.

Free translation from French to English

Expected evolution of the Company and future developments

We intend to generate profits based on increased sales of our solutions to new and existing customers, including by the continued conversion of free trials into paid users. We currently anticipate that at some point in the future we will be able to increase revenues at a greater rate than increases in our operating expenses. However, there can be no assurance that we will achieve or maintain profitability on a consistent basis, that we will increase our sales to new and existing customers, or that our operating expenses will increase at a lower rate than our revenue may grow.

While the Covid-19 pandemic has had an impact on our business, we do not believe that there has been, or will be in the future, a material impact on our operations, financial condition, liquidity and capital and financial resources.

However, the situation, which is evolving rapidly, remains difficult to predict. Indeed, how much the Covid-19 pandemic will impact our business will depend on several factors, such as the duration and extent of the pandemic, as well as the actions taken by governments, companies and other stakeholders in response to the pandemic, all of which continue to evolve and remain uncertain at this time. We have therefore established a task force to actively monitor the current pandemic situation and provide updates and support to our employees.

Key elements of our growth strategy include:

-	Maintain our technology leadership. We intend to continue to invest in our offers and to develop new app modules in order to support data management and data treatment. We were the first to develop a metric that evaluates data quality: Talend Trust Score. Our goal is to provide comprehensive, clean, true and easily available data to our clients such that they may make important decisions with full confidence.

-	Become a strategic business partner for our clients. We continue our transition to become a strategic business partner for our clients. Our goal is to relive them from the complexity in collecting, transforming, managing and sharing data in hybrid environments. We seek to provide reliable data that are part of day-to-day decision-making. We also aim to become a strategic partner in our ecosystem and trust that the influence that we may exert will favor an increase in our sales and expand our offer.

-	Grow our client base. We plan to grow our base of customers by focusing on a refined marketing strategy for our products, with a focus on the client, notably by developing direct sale and strategic client relationships. Our client base range from small and medium sized companies to global Fortune-100 companies. We seek to assist our clients with identifying business sectors which align with their activities in order to help them anticipate the future.

-	Continue to expand our current client base. Our processes and strategy are aligned to cater to the clients' needs. The most significant business results of our clients will turn into a greater penetration of our offer to their companies. Our objective is that clients turn their companies to Talend.

-	Continue to grow internationally. We have employees in the United States, France, Germany, China, the United Kingdom, India, Singapore, Japan, Canada, Australia, Spain, Italy, Ireland, the Netherlands, Sweden, Switzerland and Denmark. We will continue to invest in further expanding our footprint in international markets.

3.	Proposed agenda of the combined general shareholders’ meeting

Within the authority of the Ordinary Shareholders’ Meeting

1.	Appointment of Amy Coleman Redenbaugh as director subject to condition precedent;

Free translation from French to English

2.	Appointment of Kenneth Virnig as director subject to condition precedent;

3.	Appointment of Mike Hoffmann as director subject to condition precedent;

4.	Appointment of Elizabeth Yates as director subject to condition precedent;

5.	Appointment of David Murphy as director subject to condition precedent;

6.	Appointment of Kristin Nimsger as director subject to condition precedent;

7.	Appointment of Jim Hagan as director subject to condition precedent;

Within the authority of the Extraordinary Shareholders’ Meeting

8.	Review and approval of a draft partial asset contribution agreement and approval of the contribution subject thereof, governed by the demerger legal regime (apport partiel d’actifs soumis au régime des scissions), by the Company to Talend SAS, a wholly owned subsidiary of the Company, of all of its assets and liabilities, rights and obligations of any kind and other legal relationships in relation to its business in accordance with the terms of the Contribution Agreement (as this term is defined below) and delegation of powers to the Board of directors to implement such contribution;

9.	Review and approval of a draft cross-border merger plan and approval of the merger by absorption subject thereof, of the Company by Tahoe AcquireCo B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, in accordance with the terms of the Merger Plan (as this term is defined below); and

Within the authority of the Ordinary Shareholders’ Meeting

10.	Powers for formalities.

4.	Draft resolutions proposed to the General Meeting

Within the authority of the Ordinary Shareholders’ Meeting:

First Resolution

Appointment of Amy Coleman Redenbaugh as director subject to condition precedent

The general shareholders’ meeting, acting in accordance with the quorum and majority requirements required for ordinary general meetings,

having considered the Board of directors’ report:

acknowledges that, pursuant to an agreement entered into on March 10, 2021 and entitled "Memorandum of Understanding" between the Company and Tahoe Bidco (Cayman), LLC (the “Memorandum of Understanding” or the “MoU”), Tahoe Bidco B.V. (“Tahoe Bidco BV”), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, has commenced a cash tender offer for all of the Company's shares (including the Company's shares represented by American Depositary Shares) (the “Offer”);

Free translation from French to English

appoints, subject to the consummation of the Offer and effective as of the Offer Acceptance Time (as defined in and subject to the provisions of the MoU), Amy Coleman Redenbaugh as a director for a period of three years, i.e., until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023.

Second Resolution

Appointment of Kenneth Virnig as director subject to condition precedent

The general shareholders’ meeting, acting in accordance with the quorum and majority requirements required for ordinary general meetings,

having considered the Board of directors’ report:

acknowledges that, pursuant to the MoU, Tahoe Bidco BV has commenced the Offer (as these terms are defined in the first resolution); and

appoints, subject to the consummation of the Offer and effective as of the Offer Acceptance Time (as defined in and subject to the provisions of the MoU), Kenneth Virnig as a director for a period of three years, i.e., until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023.

Third Resolution

Appointment of Mike Hoffmann as director subject to condition precedent

The general shareholders’ meeting, acting in accordance with the quorum and majority requirements required for ordinary general meetings,

having considered the Board of directors’ report:

acknowledges that, pursuant to the MoU , Tahoe Bidco BV has commenced the Offer (as these terms are defined in the first resolution); and

appoints, subject to the consummation of the Offer and effective as of the Offer Acceptance Time (as defined in and subject to the provisions of the MoU), Mike Hoffmann as a director for a period of three years, i.e., until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023.

Fourth Resolution

Appointment of Elizabeth Yates as director subject to condition precedent

The general shareholders’ meeting, acting in accordance with the quorum and majority requirements required for ordinary general meetings,

having considered the Board of directors’ report:

acknowledges that, pursuant to the MoU , Tahoe Bidco BV has commenced the Offer (as these terms are defined in the first resolution); and

appoints, subject to the consummation of the Offer and effective as of the Offer Acceptance Time (as defined in and subject to the provisions of the MoU), Elizabeth Yates as a director for a period of three years, i.e., until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023.

Free translation from French to English

Fifth Resolution

Appointment of David Murphy as director subject to condition precedent

The general shareholders’ meeting, acting in accordance with the quorum and majority requirements required for ordinary general meetings,

having considered the Board of directors’ report:

acknowledges that, pursuant to the MoU , Tahoe Bidco BV has commenced the Offer (as these terms are defined in the first resolution); and

appoints, subject to the consummation of the Offer and effective as of the Offer Acceptance Time (as defined in and subject to the provisions of the MoU), David Murphy as a director for a period of three years, i.e., until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023.

Sixth Resolution

Appointment of Kristin Nimsger as director subject to condition precedent

The general shareholders’ meeting, acting in accordance with the quorum and majority requirements required for ordinary general meetings,

having considered the Board of directors’ report:

acknowledges that, pursuant to the MoU , Tahoe Bidco BV has commenced the Offer (as these terms are defined in the first resolution); and

appoints, subject to the consummation of the Offer and effective as of the Offer Acceptance Time (as defined in and subject to the provisions of the MoU), Kristin Nimsger as a director for a period of three years, i.e., until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023.

Seventh Resolution

Appointment of Jim Hagan as director subject to condition precedent

The general shareholders’ meeting, acting in accordance with the quorum and majority requirements required for ordinary general meetings,

having considered the Board of directors’ report:

acknowledges that, pursuant to the MoU , Tahoe Bidco BV has commenced the Offer (as these terms are defined in the first resolution); and

appoints, subject to the consummation of the Offer and effective as of the Offer Acceptance Time (as defined in and subject to the provisions of the MoU), Jim Hagan as a director for a period of three years, i.e., until the ordinary general meeting of shareholders called to approve the financial statements for the fiscal year ending December 31, 2023.

Free translation from French to English

Within the authority of the Extraordinary Shareholders’ Meeting:

Eighth Resolution

Review and approval of a draft partial asset contribution agreement and approval of the contribution subject thereof, governed by the demerger legal regime (apport partiel d’actifs soumis au régime des scissions), by the Company to Talend SAS, a wholly owned subsidiary of the Company, of all of its assets and liabilities, rights and obligations of any kind and other legal relationships in relation to its business in accordance with the terms of the Contribution Agreement (as this term is defined below) and delegation of powers to the Board of directors to implement such contribution

The general shareholders’ meeting, acting in accordance with the quorum and majority requirements required for extraordinary general meetings,

in accordance with the provisions of Articles L. 236-1 to L. 236-6 and L. 236-16 to L. 236-21 of the French Commercial Code (applicable by references made in Articles L. 236-6-1 and L. 236-22 of the French Commercial Code, respectively), and Articles L. 236-9 and L. 236-10 (applicable by reference made in Article L. 236-16 of the French Commercial Code), having considered:

-	the fact that the Company and Talend SAS, a wholly owned subsidiary of the Company under the legal form of a société par actions simplifiée (simplified joint stock company) governed by French law, with a share capital of two euros, whose registered office is located at 5-7 rue Salomon de Rothschild, 92150, Suresnes, France, and which is registered with the Trade and Companies Registry of Nanterre under number 852 579 184 (“Talend SAS”) do not intend to apply the “simplified” regime for asset contributions under the demerger regime provided for in paragraphs 2 and 3 of Article L. 236-22 of the French Commercial Code;

-	the Company’s social and economic committee (comité social et économique) opinion dated April 27, 2021;

-	the draft contribution agreement (including its schedules), drafted in French and in English, by private deed dated June 15, 2021 between the Company and Talend SAS (the “Contribution Agreement”), under the terms of which it is agreed, subject to the satisfaction or waiver of the conditions precedent set forth in Article 7 of the Contribution Agreement, that the Company shall contribute to Talend SAS, under the terms and conditions of the Contribution Agreement, all of its assets and liabilities, rights and obligations of any kind and other legal relationships related to its business of providing software and services in the areas of data integration and data integrity, including the interests held directly in the subsidiaries listed in Schedule 9.6 of the Contribution Agreement, as part of a partial asset contribution (apport partiel d'actif) governed by the legal regime for demergers (scissions) provided for in Articles L. 236-16 to L. 236-21 of the French Commercial Code (the “Contribution”);

-	the Board of directors’ report prepared pursuant to the provisions of Articles L. 236-9 I, paragraph 4, and R. 236-5 of the French Commercial Code;

-	the reports referred to in Articles L. 236-10 and L. 225-147 of the French Commercial Code, prepared by Mr. Christophe Bonte of the firm Grant Thornton, appointed by order of the President of the Commercial Court of Nanterre dated April 27, 2021 as the demerger appraiser in connection with the Contribution;

Free translation from French to English

-	the certified annual financial statements of the Company for the year ended December 31, 2020 and the approved and certified annual financial statements for the years ended December 31, 2019 and December 31, 2018 of the Company and the management reports for the last three financial years; and

-	the approved annual financial statements and management report of Talend SAS for the year ended December 31, 2020;

approves the report of the Board of directors and the Contribution Agreement in all their provisions and the Contribution under the terms agreed therein, and in particular:

-	the transfer to Talend SAS, as part of the Contribution, all of its assets and liabilities, rights and obligations of any kind and other legal relationships related to its business consisting in providing software and services in the areas of data integration and data integrity, as a result of a universal succession of title (transmission universelle de patrimoine), under the terms and conditions of the Contribution Agreement, and subject in particular to the satisfaction of the conditions precedent set forth in article 7 of the Contribution Agreement at the latest six months after the completion of the legal formalities relating to the Merger (as this term is defined below in the ninth resolution) referred to in section 16.2 of the Merger Plan (as this term is defined below in the ninth resolution) (subject to, to the extent permitted by the Contribution Agreement or applicable law, the waiver of all or part of such conditions precedent);

-	the net book value of the assets and liabilities contributed by the Company to Talend SAS, which amounts to 21,991,056 euros, it being reminded that, pursuant to Regulation No. 2017-01 of May 5, 2017 of the French accounting standards authority (Autorité des normes comptables) amending the appendix to ANC Regulation No. 2014-03 of June 15, 2014, as amended, in case of a partial asset contribution constituting an autonomous business branch and involving companies under common control (as defined in such regulation), the contributions made in the context of the Contribution are valued on the basis of their net book value;

-	the terms and conditions of the consideration for the Contribution, consisting in the issuance by Talend SAS of 3,693,282 new ordinary shares by way of a Talend SAS capital increase to the benefit of the Company, with a par value of one (1) euro each (i.e., a total nominal amount of 3,693,282 euros);

-	the fact that the difference between the net book value of the assets and liabilities contributed (i.e., 21,991,056 euros) and the nominal amount of the capital increase of Talend SAS (i.e., 3,693,282 euros) will be credited to a “contribution premium” account, provided that Talend SAS may deduct from this contribution premium the amounts necessary to fund the legal reserve and the expenses related to the Contribution, if any;

-	the fact that the contribution premium on which the rights of Talend SAS’ shareholders will be based will be recorded on the liabilities side of Talend SAS’ balance sheet for its full amount;

-	the absence of joint and several liability (solidarité) between the Company and Talend SAS pursuant to Article L. 236-21 of the French Commercial Code;

-	the fact that the final completion of the Contribution will occur, subject to the fulfillment of the conditions precedent set forth in article 7 of the Contribution Agreement, on the Completion Date (as defined in the Contribution Agreement), but no later than six months after the completion of the legal formalities relating to the Merger (as this term is defined below in the ninth resolution) referred to in section 16.2 of the Merger Plan (as this term is defined below in the ninth resolution) (subject to, to the extent permitted by the Contribution Agreement or applicable law, the waiver of all or part of such conditions precedent);

Free translation from French to English

-	the fact that the Contribution shall be retroactive to January 1st, 2021, in accordance with the provisions of Articles L. 236-4 and R. 236-1 of the French Commercial Code and with article 7 of the Contribution Agreement; and

-	the fact that the new shares issued by Talend SAS will carry, on the Completion Date, immediate dividend rights and will be fully assimilated to the existing ordinary shares, will enjoy the same rights and will bear the same expenses and will be entitled to all distributions made in payment from the date of their issuance;

decides to grant, as a result, all powers to the Board of directors, with the right to subdelegate under applicable law, for the purpose of:

-	acknowledging the satisfaction of the conditions precedent set forth in article 7 of the Contribution Agreement at the latest six months after the completion of the legal formalities relating to the Merger (as this term is defined below in the ninth resolution) referred to in section 16.2 of the Merger Plan (as this term is defined below in the ninth resolution) (subject to, to the extent permitted by the Contribution Agreement or applicable law, the waiver of all or part of such conditions precedent);

-	to carry out and/or cooperate with Talend SAS in carrying out all the formalities required for the Contribution or in order to regularize and/or make effective against third parties the transfer of the contributed assets, rights and obligations; and

-	if necessary, to reiterate the terms of the Contribution, to draft all deeds reiterating, confirming, rectifying or supplementing the Contribution Agreement, to carry out all findings, conclusions, communications and formalities, in particular the declaration of conformity required by applicable legal provisions, which may be necessary to finalize the Contribution.

Ninth Resolution

Review and approval of a draft cross-border merger plan and approval of the merger by absorption subject thereof, of the Company by Tahoe AcquireCo B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, in accordance with the terms of the Merger Plan (as this term is defined below)

The general shareholders’ meeting, acting in accordance with the quorum and majority requirements required for extraordinary general meetings,

in accordance with the provisions of the French Commercial Code, in particular its Articles L. 236-25 to L. 236-32,

having considered:

-	the joint cross-border merger plan (including its annexes, the “Merger Plan”) entered into on June 15, 2021, between the Company and Tahoe AcquireCo B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, and its registered office at (1101 CM) Amsterdam, The Netherlands, Herikerbergweg 88, registered with the Dutch trade register under number 82430608 (“Tahoe AcquireCo”, and together with the Company, the “Merging Companies”), as prepared by the boards of each of the Merging Companies;

Free translation from French to English

-	the joint report on the Cross-Border Merger prepared by the boards of the Merging Companies in accordance with the provisions of Articles L. 236-27 and R. 236-16 of the French Commercial Code and Articles 2:309, 2:313, paragraph 1, and 2:333b of the Dutch Civil Code (including its annexes, the “Merger Report”), to which the Company’s social and economic committee's opinion dated April 27, 2021, is attached;

-	the reports on the terms and conditions of the proposed cross-border merger by way of absorption of the Company with and into Tahoe AcquireCo (the “Cross-Border Merger”) and the value of the contributions, established by Mr. Christophe Bonte, of the firm Grant Thornton France appointed by order of the President of the Commercial Court of Nanterre dated April 27, 2021, pursuant to Articles L. 236-10 and L. 225-147 of the French Commercial Code to act as merger appraiser in connection with the Cross-Border Merger;

-	the interim financial statements of the Company as of 30 March, 2021, the certified annual financial statements of the Company for the year ended December 31, 2020, and the certified and adopted annual financial statements for the years ended December 31, 2019, December 31, 2018 and December 31, 2017 of the Company and the management reports for the last three financial years; and

-	the interim financial statements of Tahoe AcquireCo as of 28 May, 2021 (Tahoe AcquireCo having been incorporated on April 2, 2021, its first fiscal year began on the first day of its incorporation on April 2, 2021 and will end on December 31, 2022):

approves the Merger Report and the Merger Plan in all their provisions and the Company entering into the Cross-Border Merger under the terms agreed therein, and in particular:

-	the transfer to Tahoe AcquireCo, as part of the Cross-Border Merger, of all the Company’s assets and liabilities, rights, obligations and other legal relationships as a result of a universal succession of title (transmission universelle de patrimoine), with no restriction or exemption, under the terms and conditions of the Merger Plan, and subject in particular to the satisfaction of the conditions precedent set forth in article 10 of the Merger Plan (including the completion of the Contribution) at the latest six (6) months after the completion of the legal formalities relating to the Merger referred to in section 16.2 of the Merger Plan (subject to, to the extent permitted by the Merger Plan or applicable law, the waiver of all or part of such conditions precedent);

-	the effective date of the Cross-Border Merger, which will be on the day (Amsterdam time) following the date on which the Dutch civil-law notary has executed the Dutch notarial deed of merger (the “Effective Date”) in accordance with the provisions of the Merger Plan and, the execution of the notarial deed of merger being subject to satisfaction of the conditions precedent set forth in article 10 of the Merger Plan (including the completion of the Contribution) at the latest six (6) months after the completion of the legal formalities relating to the Merger referred to in section 16.2 of the Merger Plan, (subject to, to the extent permitted by the Merger Plan or applicable law, the waiver of all or part of such conditions precedent);

-	the tax and accounting effective date of the Cross-Border Merger, as agreed between the Company and Tahoe AcquireCo, which shall be on the Effective Date of the Cross-Border Merger; and

-	the fact that as a result of the Cross-Border Merger, each ordinary share of the Company (not held by the Company as a treasury share if any), with a par value of 0.08 euro, outstanding as of immediately prior to the Effective Date of the Cross-Border Merger, will be exchanged for one ordinary share of Tahoe AcquireCo, each with a par value of 0.08 euro (the “Exchange Ratio”);

acknowledges that, subject to the satisfaction of the conditions precedent set forth in article 10 of the Merger Plan or, to the extent permitted by the Merger Plan or applicable law, the waiver at such date of all or part of such conditions precedent:

Free translation from French to English

-	the final value of the transferred assets and liabilities of the Company and the net asset of the Company will be determined by the acquiring entity on the basis of the Company's stand-alone financial statements, as of the Effective Date in application of French GAAP accounting principles;

-	Tahoe AcquireCo will increase its share capital as a consideration for the contribution pursuant to the Cross-Border Merger by issuing and allocating, as of the Effective Date of the Cross-Border Merger, for each issued and outstanding ordinary share of the Company one ordinary share of Tahoe AcquireCo, provided that no fractional ordinary shares of Tahoe AcquireCo shall be issued and allocated;

-	each book-entry position (inscription en compte) previously evidencing one ordinary share of the Company registered with BNP Paribas Securities Services, as custodian (teneur de compte conservateur), which may include one ordinary share of the Company held in (i) pure registered form (nominatif pur) and (ii) bearer form (au porteur) immediately prior to the Effective Date shall thereafter represent, without the requirement of any exchange thereof, a book entry position of one Tahoe AcquireCo share registered with the custodian of Tahoe AcquireCo;

-	the new Tahoe AcquireCo ordinary shares allocated in the Cross-Border Merger will rank pari passu in all respects with all other issued and outstanding Tahoe AcquireCo ordinary shares as of the Effective Date of the Cross-Border Merger and no special rights or restrictions will apply to the new Tahoe AcquireCo ordinary shares;

-	the new Tahoe AcquireCo ordinary shares will be fully paid and free of any third-party rights or attachements;

-	Tahoe AcquireCo shall be subrogated, as of the Effective Date, in all the rights and obligations of the Company;

-	subject to the final completion of the Cross-Border Merger following the execution by a Dutch civil-law notary of the Dutch notarial deed of merger, as of the Effective Date, the Company will be dissolved without liquidation on the Effective Date; and

decides to grant, as a result, all powers to the Board of directors, with the right to subdelegate under applicable law, in order to:

-	as the case may be, acknowledge the final completion of the Cross-Border Merger and its consideration and to that effect, in particular, acknowledge the satisfaction of the conditions precedent set forth in article 10 of the Merger Plan by no later than six months after the completion of the legal formalities relating to the Merger referred to in section 16.2 of the Merger Plan, (subject to, to the extent permitted by the Merger Plan or applicable law, the waiver of all or part of such conditions precedent);

-	negotiate, sign and amend any deed, declaration or contract necessary for the completion of the Cross-Border Merger;

-	carry out all the formalities required for the Cross-Border Merger or in order to regularize and/or make effective against third parties the transfer of assets, rights and obligations; and

-	if necessary, reiterate the terms of the Cross-Border Merger, draft all deeds reiterating, confirming, rectifying or supplementing the Merger Plan, carry out all findings, conclusions, communications and formalities, in particular the declaration of conformity required by the applicable legal provisions, which may be necessary to finalize the Cross-Border Merger.

Free translation from French to English

Tenth Resolution

Powers for formalities

The general meeting gives full powers to the bearer of a copy or extract of these minutes to carry out all filing and publication formalities required by law.

Free translation from French to English

Appendix

Request for documents form

BNP PARIBAS Securities Services – CTO Assemblées Générales
Les Grands Moulins de Pantin
9, rue du Débarcadère
93761 Pantin Cedex

Re:	Combined general meeting of shareholders of Talend to be held on July 26, 2021

Mailing request for documents and information referred to in article R.225-83 of the French Commercial Code

[You are an individual shareholder:]

I, the undersigned […] residing […]

[You are a legal entity shareholder]:

I, the undersigned […], acting as representative of the company […] (name and form), having its registered office […] and registered in the commercial register of […] under the number […],

request that the documents and information referred to in article R.225-83 of the French Commercial Code concerning the general meeting convened for July 26, 2021 be sent to me at the following address: […] or by email to the following email address: […@...]

[You are the holder of registered shares]

I also request to receive the documents and information referred to in articles R. 225-81 and R. 225-83 of the French Commercial Code at each of the upcoming shareholders' meetings.

Signed in ___________ (place) on ___________ (date)

[Shareholder signature or, if a legal entity, signature of the legal representative]